EXHIBIT A



                            STOCK PURCHASE AGREEMENT
                            ------------------------


          STOCK PURCHASE AGREEMENT ("Stock Purchase Agreement" or "Agreement") dated as of April 21, 1995, between CITIBANK, N.A. (the "Seller"), a national banking association, and MARSHALL T. REYNOLDS (the "Purchaser").


                               W I T N E S S E T H
                               -------------------


          WHEREAS, the Seller has made a loan (the "Loan"), pursuant to a Loan Agreement ("Loan Agreement") dated August 24, 1988, to Mark G. Griffin, the E.A. Griffin Trust, Barbara D. Blum, Richard W. Naing, Maria L. Naing and the Wynmark Trust (collectively, "Borrowers");

          WHEREAS, payment of the Loan is secured by the pledge by the Borrowers to the Seller of 203,038 shares (the "Shares") of the common stock, par value $10.00 per share ("Bancorp Common Stock") of Abigail Adams National Bancorp, Inc. ("Bancorp");

          WHEREAS, one or more events of default have occurred and are continuing under the Loan Agreement;

          WHEREAS, the Seller has, or will have as of the Initial Closing (as defined in Section 2.1(a) hereof), full right, power and authority to sell, pursuant to Section 9-504 of the New York Uniform Commercial Code ("UCC"), at least 191,932 of the Shares to Purchaser;

          WHEREAS, the Seller wishes to sell all of the Shares to Purchaser, and Purchaser wishes to purchase and acquire, in a UCC sale, all of the Shares from the Seller (the "Acquisition"), all on the terms set forth herein; and

          WHEREAS, the parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated hereby;

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto do hereby agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

          "Adams" shall mean Adams National Bank, N.A., a national banking association and a wholly owned, direct subsidiary of Bancorp.

          "Applicable Number of Shares" shall mean the greater of (i) the maximum number of Shares that the Seller has the full right, power and authority to sell and deliver to Purchaser as of the Initial Closing and (ii) 191,932 of the Shares.

          "Appropriate Federal Regulator" shall mean in the case of Adams, the OCC, and in the case of Bancorp, the Federal Reserve Board or the Federal Reserve Bank of Richmond.

          "Bancorp Agreement" shall mean an agreement between Purchaser and Bancorp executed prior hereto, a copy of which is attached hereto as Exhibit A, pursuant to which, among other things, (a) Purchaser will provide an opportunity to the stockholders of Bancorp (other than Seller) to receive $21.00 per share in cash for the shares of Bancorp Common Stock held by them (defined therein as the "Tender Offer"); and (b) Bancorp (i) agrees to take all actions necessary so that the execution, delivery and performance of this Agreement and consummation of the Acquisition as contemplated by this Agreement and the Tender Offer do not and will not result in Purchaser, any of his Permitted Assignees, or any of their "Affiliates" or "Associates" becoming an "Acquiring Person" or an "Adverse Person" (as such terms are defined in the Bancorp Rights Agreement) under the Bancorp Rights Agreement or enable or require any Rights under the Bancorp Rights Agreement to become exercisable or otherwise cause or give rise to the occurrence of a "Distribution Date" as such term is defined in the Bancorp Rights Agreement, (ii) agrees not to take any action to oppose or impede consummation of the Acquisition, and (iii) agrees to take all actions necessary so that the execution and delivery of this Agreement, consummation of the Acquisition and consummation of the Tender Offer do not constitute a "Change in Control" under the terms of any of the severance agreements referenced in Item 5 of Bancorp's Form 8-K report dated April 27, 1994 or otherwise cause any of the rights or benefits of the employees under such severance agreements to become exercisable or triggered.

          "Bancorp Rights Agreements" shall mean the Rights Agreement dated as of April 12, 1994 between Bancorp and The First National Bank of Maryland, as Rights Agent, as such may be amended from time to time.

          "Business Day" shall mean any day other than Saturday, Sunday or a day on which commercial banks located either in the District of Columbia or the City of New York are required or permitted to be closed.

          "Closing Date" shall mean the Initial Closing Date or a Subsequent Closing Date, as applicable, each as defined in Section 2.1 hereof.

          "Commission" shall mean the Securities and Exchange Commission.

          "Closing Deadline" shall mean the later of (a) the close of business on July 21, 1995; or (b) such other date as may be applicable pursuant to
Section 2.1(b) of this Agreement.

          "Deposit" shall have the meaning specified in Section 2.2 hereof.

          "Designated Account" shall mean an account of the Seller at a commercial bank that is designated in a written notice provided to Purchaser at least two Business Days prior to the Closing Date or other payment date.

          "Escrowed Funds" shall have the meaning specified in Section 2 of the Escrow Agreement attached hereto as Exhibit B.

          "FDIA" shall mean the Federal Deposit Insurance Act, as amended.

          "FDIC" shall mean the Federal Deposit Insurance Corporation, or any successor thereto.

          "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System.

          "Material Adverse Change" shall mean an event or condition described in Section 6.3(e) of this Agreement that has occurred and is continuing at a time and under circumstances described in Section 6.3(e) of this Agreement.

          "OCC" shall mean the Office of the Comptroller of the Currency.

          "Previously Disclosed" shall mean disclosed on or prior to the date hereof in a letter from the party making such disclosure specifically referring to this Agreement and delivered to the other party.

          "Purchase Price" shall mean an amount equal to (i) $17.00 multiplied by (ii) the Applicable Number of Shares.

          "Remaining Shares" shall mean any of the Shares that are not sold and delivered to Purchaser at the Initial Closing.

          Other terms used herein are defined in the preamble and elsewhere in this Agreement.


                                   ARTICLE II
                           PURCHASE AND SALE OF SHARES

2.1       Acquisition of Shares
          ---------------------

          (a) The transactions contemplated by this Agreement shall be consummated at a Closing (the "Initial Closing") to be held at the offices of Covington & Burling, 1201 Pennsylvania Avenue, Washington, DC, or such other place which shall be agreed to by the Seller and Purchaser, on the earlier of
(i) the date on which all conditions precedent contained in this Agreement have been satisfied, but in no event later than the third Business Day following the date on which the condition specified in Section 6.3(d) has been satisfied or
(ii) the Closing Deadline, or on such other date as the Seller and Purchaser may agree in writing (the "Initial Closing Date"). Notwithstanding the foregoing, unless the Seller and Purchaser otherwise agree in writing, the Initial Closing shall take place no later than the Closing Deadline (as such may be extended pursuant to Section 2.1(b) of this Agreement).

          (b) Unless extended pursuant to this Section 2.1(b) or pursuant to the written agreement of the parties as provided in Section 7.4, the Closing Deadline for the Initial Closing Date shall be July 21, 1995. Provided that Purchaser has satisfied the conditions set forth in this Section 2.1(b), Purchaser shall have the right to extend the Closing Deadline one time (an "Extension Right"), for an additional thirty day period (an "Extension Period"). An Extension Right may be exercised by Purchaser only if (i) as of the commencement of the Extension Period the Seller does not have the right to terminate this Agreement pursuant to Section 7.1(b) of this Agreement; (ii) Purchaser has not received any regulatory disapproval or denial in connection with this Agreement; (iii) the condition specified in Section 6.3(d) has not been satisfied; (iv) Purchaser shall have notified Seller in writing of its intent to exercise the Extension Right not more than ten days prior to the Closing Deadline; (v) Purchaser shall have made a payment (an "Extension Payment") in the amount of $50,000.00 in immediately available funds not later than five days prior to the Closing Deadline to the Designated Account, or if no Designated Account has been designated by Seller, by check payable to Seller. No Extension Right may be exercised until the period commencing ten days prior to the applicable Closing Deadline. Purchaser's notice of intent to exercise the Extension Right shall state the reasons for the exercise of such Extension Right.

          (c) At the Initial Closing, upon satisfaction of the conditions contained in Article VI hereof, the Seller shall sell and deliver to Purchaser, and Purchaser shall purchase from the Seller, the Applicable Number of Shares, and in exchange therefor Purchaser shall pay to the Seller, by application of the Escrowed Funds and wire transfer to the Designated Account or by check if no Designated Account has been designated by the Seller, an amount equal to the Purchase Price. At the Initial Closing, the Seller shall deliver to Purchaser certificates representing the Applicable Number of Shares, together with duly executed stock powers filled in blank, and shall take all reasonable actions at the Initial Closing and thereafter (excluding delivering any legal opinions), at the request of Purchaser, necessary to accomplish the transfer of the Applicable Number of Shares to Purchaser.

          (d) During the six month period following the Initial Closing, Seller shall, within three Business Days after the time at which it obtains the full right, power and authority to sell and deliver any of the Remaining Shares to Purchaser, deliver a written notice ("Remaining Shares Notice") to Purchaser specifying the number of Remaining Shares as to which it has obtained full right, power and authority to sell and deliver to Purchaser. A closing (a "Subsequent Closing") with respect to such Shares shall be held within twenty
(20) Business Days after Seller so notifies Purchaser (such date being a "Subsequent Closing Date"). Provided, however, that if the Remaining Shares Notice is given at any time after Purchaser has publicly announced a tender offer for Bancorp Common Stock and before expiration of the period, including extensions, during which shares of Bancorp Common Stock tendered thereunder may be accepted or rejected, the Subsequent Closing Date shall be postponed until after expiration of such period or such other time as Purchaser may purchase the Remaining Shares covered by such Remaining Shares Notice consistent with applicable law and regulations, and Seller covenants and agrees that it shall not tender any Remaining Shares pursuant to any such tender offer. At any Subsequent Closing, upon satisfaction of the conditions contained in Article VI hereof, the Seller shall sell and deliver to Purchaser, and Purchaser shall buy and accept from Seller, the number of Remaining Shares specified in the applicable Remaining Shares Notice by delivering to Purchaser certificates representing such Shares, together with duly executed and witnessed stock powers filled in blank, and Purchaser shall pay to the Seller, by wire transfer to the Designated Account or by check if no Designated Account has been designated by the Seller, an amount equal to the number of Remaining Shares being sold to Purchaser at such Subsequent Closing multiplied by $17.00.

2.2       Deposit
          -------

          Concurrently with execution by Purchaser and Seller of this Agreement, Purchaser shall deliver to Citizens Bank of Maryland, Trust Department, 14401 Sweitzer Lane, Laurel, Maryland 20707 (or another financial institution reasonably acceptable to the parties hereto) as escrow agent (the "Escrow Agent"), $325,000 in immediately available funds (the "Deposit"), and Purchaser and the Seller concurrently herewith shall execute and deliver the Escrow Agreement substantially in the form attached hereto as Exhibit B (the "Escrow Agreement"). The Deposit shall be held and distributed by the Escrow Agent in accordance with the Escrow Agreement.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

          Except as Previously Disclosed, the Seller hereby represents and warrants to Purchaser as follows:

3.1       Organization, Good Standing and
          Authority of the Seller
          -----------------------

          The Seller is a national bank duly organized, validly existing and in good standing under the laws of the United States.

3.2       Warranty of Title to the Shares
          -------------------------------

          (a) The Seller has, or will have as of the Initial Closing, the ability to transfer valid title to the Applicable Number of Shares to Purchaser, pursuant to Section 9-504 of the UCC and, upon their transfer to Purchaser pursuant to Section 2.1, Purchaser will have valid title to the Applicable Number of Shares free and clear of any pledges, liens, security interests, options, restrictions on transfer or other encumbrances, other than those imposed through acts of Purchaser or by applicable State or Federal securities laws, rules or regulations.

          (b) Upon the transfer to Purchaser of any Remaining Shares pursuant to
Section 2.1 of this Agreement, Purchaser will have valid title to such Remaining Shares free and clear of any pledges, liens, security interests, options, restrictions on transfer or other encumbrances, other than those imposed through acts of Purchaser or by applicable State or Federal securities laws, rules or regulations.

3.3       Authorized and Effective Agreement
          ----------------------------------

          (a) The Seller has all requisite corporate power and authority to enter into and to perform all of its obligations under this Agreement. As of the date hereof, the Seller has all requisite corporate power and authority to hold the Shares as collateral for the Loan. The execution and delivery of this Stock Purchase Agreement and consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of the Seller. This Stock Purchase Agreement constitutes a legal, valid and binding obligation of the Seller, which is enforceable against the Seller in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, receivership or conservatorship and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (b) Neither the execution and delivery of this Stock Purchase Agreement nor consummation of the transactions contemplated hereby, nor compliance by the Seller with any of the provisions hereof shall (i) conflict with or result in a breach of any provision of the articles of association or by-laws of Seller, (ii) constitute or result in a breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, the Loan Agreement or any related documents, or (iii) subject to receipt of all required governmental approvals, violate any order, writ, injunction, decree, statute, regulation applicable to the Seller.

3.4       Legal Proceedings
          -----------------

          To the best of the Seller's knowledge (Seller having no duty of inquiry) as of the date of Seller's execution and delivery of this Agreement, there are no actual pending actions, suits or proceedings which present a claim to restrain or prohibit the transactions contemplated herein, except for Delaware Court of Chancery proceedings C.A. 13464 and C.A. 13810.

3.5       SELLER'S DISCLAIMER OF REPRESENTATIONS
          AND WARRANTIES
          --------------

          PURCHASER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, SELLER HAS NOT MADE, DOES NOT MAKE, AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, OR CONCERNING OR WITH RESPECT TO BANCORP, ADAMS OR THE SHARES.

          PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION PROVIDED OR TO BE PROVIDED TO PURCHASER WITH RESPECT TO BANCORP, ADAMS OR THE SHARES WAS OR WILL BE OBTAINED FROM A VARIETY OF SOURCES AND THAT SELLER HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO REPRESENTATION OR WARRANTY AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION. SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS, APPRAISALS, EVALUATIONS, REPORTS OR OTHER INFORMATION PERTAINING TO BANCORP, ADAMS OR THE SHARES AS MAY HAVE BEEN FURNISHED TO PURCHASER BY SELLER OR ITS AGENTS OR REPRESENTATIVES.

          PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE SALE OF THE SHARES AS PROVIDED IN THIS AGREEMENT IS MADE WITHOUT RECOURSE ON AN "AS IS", "WHERE IS" CONDITION AND BASIS WITH ALL FAULTS EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF SELLER CONTAINED IN THIS
ARTICLE III. IT IS UNDERSTOOD AND AGREED THAT THE SHARES WILL BE SOLD BY SELLER AND PURCHASED BY PURCHASER SUBJECT TO THE FOREGOING EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF SELLER CONTAINED IN THIS ARTICLE III.

          PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT IT IS AWARE THAT THE SHARES (A) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY OTHER STATE OR FEDERAL SECURITIES STATUTE, THAT BANCORP HAS NO OBLIGATION OR INTENTION TO REGISTER THE SHARES, OR TO TAKE ANY ACTION SO AS TO PERMIT SALES PURSUANT TO THE ACT, AND THAT SELLER HAS NO OBLIGATION OR INTENTION TO CAUSE THE SHARES TO BE REGISTERED OR TO TAKE ANY ACTION SO AS TO PERMIT SALES PURSUANT TO THE ACT, (B) WILL NOT BE LISTED ON ANY STOCK OR OTHER SECURITIES EXCHANGE, (C) WILL CARRY NO RATING BY ANY RATING SERVICE, AND (D) WILL NOT BE READILY MARKETABLE. PURCHASER UNDERSTANDS THAT BECAUSE OF THE ACT, PURCHASER WILL BE PRECLUDED FROM MAKING ANY TRANSFER OR OTHER DISPOSITION OF ANY OF THE SHARES FOR AN INDEFINITE PERIOD UNLESS A SPECIFIC EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE WITH RESPECT TO ANY PARTICULAR TRANSACTION OR UNLESS THE SHARES HAVE BEEN REGISTERED PURSUANT TO THE ACT. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT THE SHARES WILL BEAR AN APPROPRIATE RESTRICTIVE LEGEND TO THE EFFECT THAT THE SHARES MAY NOT BE SOLD OR TRANSFERRED WITHOUT REGISTRATION OR THE AVAILABILITY OF A VALID EXEMPTION FROM REGISTRATION, AND THAT AN ACCEPTABLE OPINION OF COUNSEL MAY BE REQUIRED BY THE ISSUER.


                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

          Except as Previously Disclosed, Purchaser hereby represents and warrants to the Seller as follows:

4.1       Authorized and Effective Agreement
          ----------------------------------

          (a) Purchaser has all requisite power and authority to enter into and perform all of its obligations under this Stock Purchase Agreement. The execution and delivery of this Stock Purchase Agreement and consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action in respect thereof on the part of Purchaser. This Stock Purchase Agreement constitutes a legal, valid and binding obligation of Purchaser, enforceable against it in accordance with its terms subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. Purchaser's consummation of the transactions contemplated by this Agreement is not contingent upon financing.

          (b) Neither the execution and delivery of this Stock Purchase Agreement, nor consummation of the transactions contemplated hereby, nor compliance by Purchaser with any of the provisions hereof shall (i) constitute or result in a breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of Purchaser pursuant to, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation, or
(ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Purchaser.

4.2       Legal Proceedings: Regulatory Approvals
          ---------------------------------------

          To the best of Purchaser's knowledge as of the date of Purchaser's execution and delivery of this Agreement, there are no actual actions, suits or proceedings which present a claim to restrain or prohibit the transactions contemplated herein. No fact or condition relating to Purchaser known to Purchaser exists that would prohibit Purchaser from obtaining all of the regulatory approvals contemplated herein.

4.3       Purchaser's Due Diligence
          -------------------------

          At the time of the execution of this Agreement, Purchaser shall have made such examination, review and investigation of the facts and circumstances necessary to evaluate Bancorp, Adams and the Shares as it has deemed necessary or appropriate to form a basis for its decision to purchase the Shares. Purchaser is assuming all risk with respect to the completeness, accuracy or sufficiency of its examination, review and investigation. Purchaser has agreed to the Purchase Price on the basis of its own independent investigation and evaluation of

Bancorp and Adams and has not sought or relied upon any representations, warranties, information, covenants or agreements of Seller (other than the express representations and warranties set forth in this Agreement).

4.4       Sophistication; Investment Intent; Legend
          -----------------------------------------

          Purchaser, his Permitted Assignees and their respective agents and representatives have such knowledge and experience in financial and business matters as to enable them to utilize the information made available to them in connection with the purchases contemplated hereby, to evaluate the merits and risks of an investment in Bancorp and to make an informed decision with respect thereto. Purchaser and Permitted Assignees are acquiring the shares of Bancorp common stock hereunder for their own account for investment only and not with a view to making a distribution thereof within the meaning of the Securities Act of 1933 (the "1933 Act"). Such shares will not be sold or transferred by Purchaser or Permitted Assignees in violation of the securities laws of the United States or any state thereof or other jurisdiction. Purchaser and Permitted Assignees understand and agree that the certificate or certificates representing such shares will bear a legend substantially to the effect set forth below:

               The securities represented by this certificate have not been registered under either the Securities Act of 1933 (the "Act") or applicable state or foreign securities laws (the "Other Acts") and shall not be sold or otherwise disposed of for value by the holder hereof except upon registration of such sale or disposition in accordance with the securities registration requirements of the Act or any applicable Other Acts, or pursuant to an exemption from such registration requirements.


                                    ARTICLE V
                                    COVENANTS

5.1       Applications
          ------------

          As promptly as practicable after the date hereof, Purchaser shall submit applications for prior approval of the transactions contemplated herein to the Federal Reserve Board, or any other federal, state or local government agency, department or body the approval of which is required for consummation of the Acquisition, and diligently pursue all such governmental approvals of such applications. Except to the extent prohibited by law, rule, regulation or order, Seller shall, on specific request from Purchaser, provide to Purchaser all non privileged, non-confidential documents in possession, custody or control of the persons at Seller charged with administering the Loan that are necessary for Purchaser to secure court or other governmental approvals, and information in the possession, custody or control of the persons at Seller charged with administering the Loan that would establish a Material Adverse Change. Purchaser shall keep Seller reasonably informed regarding the status of Purchaser's efforts to obtain regulatory approval of the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, Purchaser shall inform Seller in writing within three (3) business days of formal notice of (i) regulatory approval of the transaction;
(ii) regulatory disapproval of the transaction; or (iii) imposition of any conditions to regulatory approval.

5.2       Best Efforts
          ------------

          Purchaser and the Seller shall each use its best efforts in good faith to take or cause to be taken all action necessary or desirable on its part so as to permit consummation of the Acquisition, in accordance with the terms of this Stock Purchase Agreement, at the earliest possible date. Neither Purchaser nor the Seller shall take, or cause or unreasonably permit to be taken, any action that would substantially delay or impair the prospects of completing the Acquisition. On reasonable request by the other party, Purchaser and Seller shall advise the other party of the status of its efforts to consummate the Acquisition.

5.3       Press Releases
          --------------

          Purchaser and the Seller shall agree with each other as to the form and substance of any press release related to this Stock Purchase Agreement or the transactions contemplated hereby, and consult with each other as to the form and substance of other public disclosures related thereto, other than those required by any law, regulation, rule or order.

5.4       Forbearances of the Seller
          --------------------------

          Except with the prior written consent of Purchaser, between the date hereof and the Closing Date, the Seller shall not enter into any binding agreement concerning any acquisition of the Shares, other than an agreement that is expressly a back-up agreement the effectiveness of which is expressly conditioned on the termination of this Agreement pursuant to Section 7.1 hereof.

5.5       Brokers and Finders
          -------------------

          Each party shall be responsible for any liability for any fees or commissions or other payments in connection with the transactions contemplated herein arising from claims by any broker, finder, financial advisor, attorney or accountant it shall have engaged and shall indemnify the other party against such liability. Purchaser has engaged Ferris, Baker Watts, Incorporated as its financial advisor in connection with the transactions contemplated by this Agreement. Seller has engaged no financial advisor in connection with the transactions contemplated by this Agreement. Purchaser acknowledges that Bancorp has engaged Baxter Fentriss and Company as its financial advisor, and that Seller is not responsible for any fee or commission or other payments to Baxter Fentriss and Company.

5.6       Release of National Bancshares, Inc.
          ------------------------------------

          At the Initial Closing, upon satisfaction of the conditions set forth in Article VI hereof, Seller and Purchaser shall execte and deliver a release of claims against National Bancshares, Inc. ("NBI") and each of its directors (collectively, the "NBI Group") and officers, employees and agents, in all material respects in the form attached hereto as Exhibit C.


                                   ARTICLE VI
                              CONDITIONS PRECEDENT

6.1       Conditions Precedent -- Purchaser and the Seller
          ------------------------------------------------

          The respective obligations of Purchaser and the Seller to effect the transactions contemplated by this Agreement at any Closing Date shall be subject to satisfaction or waiver by each party of the following conditions at or prior to such Closing Date:

          (a) Neither Purchaser nor the Seller shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated by this Stock Purchase Agreement.

          (b) The NBI Group shall have executed and delivered an absolute and unconditional release of any and all claims the NBI Group has or may have against Seller, Bancorp, Adams, and Purchaser, and their respective directors, officers, employees and agents, in all material respects in the form attached hereto as Exhibit D, except that the foregoing release may exclude from coverage and release thereunder any of Seller, Bancorp, Adams, Purchaser or any director of Bancorp if such person or entity does not contemporaneously therewith execute a similar release in favor of the NBI Group.

          (c) Seller shall have executed and delivered, effective as of the Initial Closing Date, an absolute and unconditional release of any and all claims that Seller has or may have against Bancorp, Adams or any of their respective affiliates, directors, officers, employees or agents related to any action or inaction by any of them in connection with the Shares, the Seller's efforts to sell the Shares, the Loan and any dealings, negotiations, discussions, agreements or contracts between Seller and any party regarding the Shares, Bancorp or Adams, such release to be in the form attached hereto as Exhibit E; except that such release may exclude from coverage and release thereunder any director of Bancorp who does not contemporaneously therewith execute and deliver the release required by Section 6.2(g) (each director of Bancorp who is entitled to a release hereunder is referred to herein as a "Released Director").

          (d) Prior to the execution hereof, Purchaser and Seller shall have received the opinion of Covington & Burling that the execution, delivery and performance of this Agreement and consummation of the Tender Offer shall not result in the Purchaser, any of his Permitted Assignees, or any of their "Affiliates" or "Associates" becoming an "Acquiring Person" or an "Adverse Person" (as such terms are defined in the Bancorp Rights Agreement) under the Bancorp Rights Agreement or enable or require any Rights under the Bancorp Rights Agreement to become exercisable, such opinion to be in form and substance satisfactory to Seller, Purchaser and their respective counsel.

          (e) Purchaser and Bancorp shall have executed and delivered the Bancorp Agreement and Bancorp shall have complied with all of its obligations thereunder.

          (f) Seller, Bancorp, Barbara D. Blum, Letitia P. Chambers, Shireen L. Dodson, Susan Hager, Clarence L. James, Jr., Richard W. Naing and Dana B. Stebbins shall have executed and delivered all motions or stipulations necessary or appropriate to cause the dismissal with prejudice of that certain action filed in the Court of Chancery of the State of Delaware in and for New Castle County, captioned Citibank, N.A. v. Abigail Adams National Bancorp, Inc., et al., C.A. No. 13464, including dismissal of all claims and counterclaims.

6.2       Conditions Precedent -- the Seller
          ----------------------------------

          The obligations of the Seller to effect the transactions contemplated by this Agreement at any Closing Date shall be subject to satisfaction of the following additional conditions at or prior to such Closing Date unless waived by the Seller pursuant to Section
7.4 hereof:

          (a) The  representations  and  warranties  of  Purchaser  set forth in
Article IV hereof shall be true and correct in all material respects as of the date of this Agreement and as of such Closing Date as though made on and as of such Closing Date (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date), except as otherwise expressly provided in this Stock Purchase Agreement or consented to in writing by the Seller.

          (b) Purchaser shall have in all material respects performed all obligations and complied with all covenants required by this Agreement.

          (c) Purchaser shall have received all approvals of the transactions contemplated herein from the Federal Reserve Board and any other state or federal government agency, department or body, the approval of which is required for the consummation of the Acquisition and all notice and waiting periods in connection therewith shall have expired.

          (d) Purchaser shall have delivered to the Seller a certificate, dated as of such Closing Date and signed by its authorized representative, stating that to the best of such person's knowledge the conditions set forth in Sections 6.2(a), 6.2(b), and 6.2(c) have been satisfied.

          (e) Purchaser shall have delivered to Seller an opinion of Huddleston, Bolen, Beatty, Porter & Copen, Huntington, West Virginia, that the sale of the Shares by Seller to Purchaser and Purchaser's Permitted Assignees is exempt from registration under the Securities Act of 1933, as amended.

          (f)  That  there  are  no   actions,   suits,   claims,   governmental
investigations or procedures instituted or pending that present a claim to restrain or prohibit the transactions contemplated herein.

          (g) Bancorp and Adams each shall have executed and delivered to Seller, effective as of the Initial Closing Date, an absolute and unconditional release of any and all claims that it has or may have against Seller or any of its affiliates, directors, officers, employees or agents relating to any action or inaction by any of them in connection with the Shares, Seller's efforts to sell the Shares, the Loan and any dealings, negotiations, discussions, agreements or contracts between Seller and any party regarding the Shares, Bancorp or Adams, such release to be in all material respects in the form attached hereto as Exhibit F, and each Released Director of Bancorp shall have executed and delivered to Seller, effective as of the Initial Closing Date, an absolute and conditional release in the same form and covering the same matters.

6.3       Conditions Precedent -- Purchaser
          ---------------------------------

          The obligations of Purchaser to perform under Section 2.1 of this Agreement shall be subject to satisfaction of the following additional conditions at or prior to such Closing Date unless waived by Purchaser pursuant to Section 7.4 hereof:

          (a) The  representations  and  warranties  of the  Seller set forth in
Article III hereof shall be true and correct in all material respects as of the date of this Agreement and as of such Closing Date as though made on and as of such Closing Date (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date), except as otherwise contemplated by this Agreement or consented to in writing by Purchaser.

          (b) The Seller shall have in all material respects performed all obligations and complied with all covenants required by this Agreement.

          (c) The Seller shall have delivered to Purchaser a certificate, dated as of such Closing Date and signed by its authorized representative, stating that to the best of such person's knowledge the conditions set forth in Sections 6.3(a) and 6.3(b) have been satisfied.

          (d) Purchaser shall have received all regulatory approvals required in connection with the transactions contemplated by this Stock Purchase Agreement, all notice periods and waiting periods required after the granting of any such approvals shall have passed, all such approvals shall be in effect and all conditions precedent imposed by such approvals shall have been satisfied; provided, however, that no such approval shall have imposed any condition or requirement that, in the reasonable opinion of Purchaser, would so materially and adversely affect the business or economic benefits of the transactions contemplated by this Agreement as to render consummation of such transactions unduly burdensome.

          (e) No Material Adverse Change shall have occurred and be continuing. A Material Adverse Change shall be deemed to have occurred only if:

               (i) The Appropriate Federal Regulator for Bancorp or Adams shall have issued a determination by March 31, 1995, based on the reported financial condition of

          Bancorp or Adams on or before March 31, 1995, that Adams or Bancorp is "undercapitalized" within the meaning of such regulator's prompt corrective action regulations promulgated pursuant to Section 38 of the FDIA;

               (ii) The Appropriate Federal Regulator for Bancorp or Adams shall have issued a prompt corrective action order by March 31, 1995 and Adams or Bancorp shall have failed to comply with such order within the time specified in such order or, if no time is specified, within a reasonable time;

               (iii) Adams or Bancorp shall have been notified on or before March 31, 1995 by its Appropriate Federal Regulator that it is in an unsafe and unsound condition or is engaging in an unsafe and unsound practice, and Adams or Bancorp shall have failed to cure such condition or cease such practice within the time set by such regulator or, if no time is set, within a reasonable time;

               (iv) On or before March 31, 1995, Adams or Bancorp shall have entered into a written agreement with its Appropriate Federal Regulator materially limiting its ability to engage in its principal business activities;

               (v) On or before March 31, 1995, the insurance of Adams' deposits by the FDIC shall have been suspended or terminated; or

          For the purpose of subsection (ii) and (iii), above, in the event that the time in which an order may be complied with or a cure may be effected has not expired as of the Closing Date, no "Material Adverse Change" shall be deemed to have occurred, and Purchaser, not the Seller, shall bear the risk of Bancorp's and/or Adams' compliance or non-compliance with such order, provided, however, that in the event that a Material Adverse Change is deemed not to have occurred because the time in which to comply with an order or effect a cure has not expired, then Purchaser shall be entitled to a refund from Seller in an amount equal to the lesser of (a) the total amount of Extension Payments as may have been paid to Seller or (b) the reasonable and actual cost of effectuating the required cure or complying with the regulator's order.

          Purchaser shall provide a written notice to the Seller promptly after Purchaser obtains actual knowledge of facts constituting a Material Adverse Change describing such facts in reasonable detail (a "MAC Notice").

          (f) That there are no actions, suits, claims, governmental investigations or procedures instituted or pending that present a claim to restrain or prohibit the transactions contemplated herein, other than Delaware Chancery Court proceeding C.A. 13810.

          (g) Upon acquisition of the Shares by Purchaser pursuant to this Agreement, Purchaser shall own at the Initial Closing at least 67.4% and at any Subsequent Closing at least 70% of the outstanding voting stock and equity interest in Bancorp, which shall own 100% of the outstanding voting stock and equity interest in Adams and there shall be no outstanding rights or options held by any person or entity the exercise of which could result in a dilution of the ownership interests of Purchaser in Bancorp or Bancorp in Adams.

                                   ARTICLE VII
               TERMINATION, WAIVER, AMENDMENT AND INDEMNIFICATION

7.1       Termination
          -----------

          This Agreement may be terminated:

          (a) At any time by the mutual consent in writing of the parties hereto.

          (b) At any time, by Purchaser in writing if the Seller has, or by the Seller in writing if Purchaser has, in any material respect, breached (i) any covenant or undertaking contained herein or (ii) any representation or warranty contained herein, which breach has been materially adverse, and in the case of
(i) or (ii) such breach has not been cured by the earlier of 30 days after the date on which written notice of such breach is given to the party committing such breach or a Closing Date; provided that neither party may terminate this Agreement pursuant to this Section 7.1(b) if at such time such party has, in any material respect, breached (i) any covenant or undertaking contained herein or
(ii) any representation or warranty contained herein and such breach has not been cured in all material respects.

          (c) At any time by either party hereto if there shall have been a final regulatory determination (as to which all periods for appeal, request for reconsideration and judicial review shall have expired and no appeal, request for reconsideration or petition for judicial review shall be pending) denying any regulatory application the approval of which is a condition precedent to either party's obligations hereunder, or approving such application with conditions that, in the reasonable opinion of Purchaser, are unduly burdensome.

          (d) By Purchaser in the event a Material Adverse Change has occurred and is continuing as of the Initial Closing Date;

          (e) At any time by either party hereto if there shall have been a final judicial determination in an action brought by a person or entity that is not a party hereto, acting in concert with a party hereto or a shareholder of Purchaser (as to which all periods for appeal shall have expired and no appeal shall be pending) that any material provision of this Agreement is illegal, invalid, or unenforceable.

          (f) By Seller in writing, if the Initial Closing Date has not occurred by the Closing Deadline, as it may be extended pursuant to Section 2.1(b), but only if Purchaser is not entitled at such time to terminate this Agreement pursuant to Section 7.1(b) (ignoring for such purpose any unexpired cure period relating to a breach by the Seller specified therein).

          (g) By the Seller if (i) it has received a MAC Notice from  Purchaser,
(ii) Purchaser has not terminated this Agreement within ten Business Days after the date (the "MAC Notice Date") such MAC Notice was delivered to the Seller by Purchaser, (iii) the Seller delivers a written notice of termination (a "Seller Notice") to Purchaser within 20 Business Days after the MAC Notice Date and (iv) Purchaser has not, within five Business Days after its receipt of a Seller Notice, waived its right to terminate this Agreement or refuse to consummate the transactions contemplated hereby based solely upon the Material Adverse Change specified in such MAC Notice.

          (h) By the Seller or Purchaser, in writing, if the Deposit is not delivered to the Escrow Agent and the Escrow Agreement is not executed by the Seller, Purchaser and the Escrow Agent within the time period specified by
Section 2.2 hereof.

          (i) By the Seller or Purchaser, in writing, if the Borrowers or any of them or any of their successors or assigns, exercises any rights under the documentation pertaining to the Loan, as in effect on the date hereof, to redeem or repurchase more than 11,106 of the Shares.

          (j) By the Seller or Purchaser, in writing, if the Federal Reserve Board or the Federal Reserve Bank of New York takes any action under, or Seller reasonably determines that Seller must take action to comply with Section 2(a)(5)(D) of the Bank Holding Company Act of 1956, as amended, that renders the Seller unable to transfer or cause the transfer of the Applicable Number of Shares to Purchaser.

          (k) By Purchaser if it concludes that, upon consummation of the Acquisition, Purchaser will own less than 70% of the outstanding voting stock and equity interest in Bancorp, Bancorp will own less than 100% of the outstanding voting stock and equity interest in Adams or there are outstanding rights or options held by any person or entity that could result in a dilution of the ownership interests of Purchaser in Bancorp or Bancorp in Adams.

          (l) By Purchaser or Seller in the event Bancorp fails to comply with all of its obligations under the Bancorp Agreement.

          (m) By  Purchaser or Seller in the event the  conditions  specified in
Section 6.1 have not been satisfied by the Closing Deadline or the expiration of the Extension Period; provided, however, that Purchaser may terminate this Agreement under this subsection (m) only if the conditions specified in Section 6.3(d) have been satisfied.

7.2       Effect of Termination.
          ----------------------

          In the event this Agreement is terminated pursuant to Section 7.1 hereof, this Agreement shall become void and have no effect, except that (i) the provisions of Article 8 in their entirety and, with respect to any termination after the Initial Closing, any provisions (other than Section 2.1(d)) that by their terms survive the Initial Closing shall survive any such termination, (ii) subject to Section 8.10 of this Agreement, a termination pursuant to Section 7.1(b) shall not relieve the breaching party from liability for an uncured breach of the covenant, undertaking, representation or warranty giving rise to such termination and (iii) a termination after the Initial Closing shall not invalidate or otherwise affect any transactions consummated prior to the date of such termination.

7.3       Survival of Representations,
          Warranties and Covenants
          ------------------------

          All representations, warranties and covenants in this Agreement shall expire on, and be terminated and extinguished at, each Closing Date with respect to any transactions consummated on such Closing Date other than covenants that by their terms are to be performed after such Closing Date, provided that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive Purchaser or the Seller (or any director, officer or controlling person thereof) of any defense at law or in equity which otherwise would be available against the claims of any person, including, without limitation, any shareholder or former shareholder of either Purchaser or the Seller or Bancorp, the aforesaid representations, warranties and covenants being material inducements to consummation by Purchaser and the Seller of the transactions contemplated herein.

7.4       Waiver
          ------

          Except with respect to any required regulatory approval, each party hereto by written instrument signed by an authorized officer of such party, may at any time extend the time for the performance of any of the obligations or other acts of the other party hereto and may waive (i) any inaccuracies of the other party in the representations or warranties contained in this Agreement or any document delivered pursuant hereto, (ii) compliance with any of the covenants, undertakings or agreements of the other party, or satisfaction of any of the conditions precedent to its obligations, contained herein or (iii) the performance by the other party of any of its obligations set out herein. No waiver or extension shall be effective unless it is in writing signed by the party granting such waiver or extension.

7.5       Amendment or Supplement
          -----------------------

          This Agreement may be amended or supplemented in writing at any time by mutual agreement of Purchaser and the Seller. No modification or amendment of, or supplement to, this Agreement shall be effective unless signed by the party to be bound by such modification, amendment or supplement.

7.6       Indemnification
          ---------------

          (a) From and after the Initial Closing, the Seller shall indemnify Purchaser for claims made by, or liability in favor of, any of the Borrowers on account of such Borrowers' rights or remedies under the Loan Agreement or applicable bankruptcy or creditors rights laws. From and after the Initial Closing, Purchaser shall indemnify the Seller for claims made by, or liability in favor of, any shareholder of Bancorp or Adams (including all past, present or future shareholders of Bancorp or Adams), other than Borrowers, arising from or in connection with: (i) any action or inaction by Purchaser in connection with Bancorp or Adams following the Initial Closing or (ii) in connection with the Bancorp Rights Agreement or any amendment or modification thereto.

          (b) If any action or proceeding (each a "Claim") is brought or asserted against either party ("Indemnified Party") in respect of which indemnification may be sought under Section 7.6(a), the Indemnified Party shall promptly notify such other party ("Indemnifier") in writing of the existence of such Claim, describe the Claim in reasonable detail and indicate the amount (estimated, if necessary and to the extent feasible) of the damages that have been or may be suffered by the Indemnified Party and the Indemnifier shall thereafter assume and control the defense of such Claim.

          (c) Upon the  assumption of control by the  Indemnifier as provided in
Section 7.6 (b), the Indemnifier shall, at its expense, diligently proceed with defense, compromise or settlement of the Claim at Indemnifier's sole expense, including employment of counsel reasonably satisfactory to the Indemnified Party, provided that the Indemnified Party shall have the right to employ separate counsel with regard to any such Claim and to participate in the defense thereof at its own cost, provided that the Indemnified Party shall have the right to control the defense of any such Claim and the Indemnifier shall pay the cost thereof in the event that (i) the Indemnifier shall have failed to assume the defense thereof within ten days after receipt of written notice of such action or (ii) both the Indemnifier and the Indemnified Party are parties to such Claim and the Indemnified Party has been advised by counsel that there may be one or more legal defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifier.

          (d) In connection with any Claim, the Indemnified Party shall cooperate fully, but at the expense of the Indemnifier, to make available to the Indemnifier all pertinent information and witnesses under the Indemnified Party's control, and take such other steps as in the opinion of counsel for the Indemnifier are necessary to enable the Indemnifier to conduct such defense.

          (e) The final, nonappealable determination of any Claim, including all related costs and expenses, shall be binding and conclusive upon the Indemnifier and the Indemnified Party as to the amount of the indemnification; provided,
                                                                       --------
however,  that,  except with the written consent of the Indemnified  Party,  the
-------
Indemnifying Party shall not consent to entry of any judgment or enter into any settlement, which does not include as an unconditional term thereof the provision by the claimant to the Indemnified Party of a release from all liability in respect of such Claim.

          (f) Neither party hereto shall compromise or settle any claim, action or proceeding subject to Section 7.6(a) without the consent of the other party hereto, which consent shall not be unreasonably withheld.

                                  ARTICLE VIII
                                  MISCELLANEOUS

8.1       Expenses
          --------

          Except as provided elsewhere in this Agreement, each party shall bear and pay all fees, expenses and costs that it incurred in connection with the transactions contemplated by this Agreement, without limitation, fees and expenses of its own financial consultants, accountants and counsel.

8.2       Entire Agreement
          ----------------

          This Stock Purchase Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral, other than documents referred to herein. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto, and their respective successors. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their successors or Permitted Assignees, any rights, remedies, obligations or liabilities, except that the conditions precedent set forth in Section 6.1(b), (c) and (f) are also for the benefit of Bancorp, and such provisions shall not be amended, modified or waived in any respect without the prior written consent of Bancorp.

8.3       No Assignment
          -------------

          Neither of the parties hereto may assign any of its rights or obligations under this Stock Purchase Agreement to any other person without the prior written consent of the non-assigning party, which shall not be unreasonably withheld. Seller hereby consents to Purchaser's assignment of proportionate rights as Purchaser hereunder to each of Robert H. Beymer, Robert
L. Shell, Jr., Jeanne Hubbard and Thomas W. Wright and their respective spouses (each such person being referred to herein as a "Permitted Assignee"). Any instrument of assignment shall provide for each assignee's written acceptance thereof, which acceptance by its express terms shall constitute the affirmative adoption by each such assignee of all of Purchaser's representations, warranties, covenants and obligations set forth in this Agreement, as fully as if each assignee had been an original party signatory hereto. Such assignments, if any, shall not relieve Purchaser from, nor modify, alter or diminish his representations, warranties, covenants and obligations set forth in this Agreement. Purchaser shall furnish copies of any such assignment to Seller within 3 days after execution thereof. Notwithstanding the foregoing, the Seller may assign its rights under this Agreement to a trustee or other fiduciary provided that (i) the Seller has transferred the Shares to such trustee or fiduciary to prevent a violation of the Bank Holding Company Act of 1956 and (ii) such trustee or fiduciary agrees in writing to be bound by and perform the Seller's obligations under this Agreement and the Escrow Agreement.

8.4       Notices
          -------

          All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by overnight express, or by registered or certified mail, postage prepaid, addressed as follows:

          If to the Seller:

               Citibank, N.A.
               Private Banking Group
               153 East 53rd Street
               New York, New York  10043
               Attention:  Mr. Walter C. Vosburgh, Jr.

          With a required copy to:

               Linowes and Blocher
               Tenth Floor
               1010 Wayne Avenue
               P. O. Box 8728
               Silver Spring, Maryland  20907-8728
               Attention:  Bradford F. Englander

          If to Purchaser:

               Marshall T. Reynolds
               P. O. Box 4040
               Huntington, West Virginia  25729

          With a required copy to:

               Huddleston, Bolen, Beatty, Porter & Copen
               611 Third Avenue
               P. O. Box 2185
               Huntington, West Virginia  25722-2185
               Attention:  Thomas J. Murray



8.5       Captions
          --------

          The captions contained in this Stock Purchase Agreement are for reference purposes only and are not part of this Agreement.

8.6       Counterparts
          ------------

          This Stock Purchase Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

8.7       Time of the Essence
          -------------------

          The parties hereto agree that time is of the essence.

8.8       Jury Trial Waiver
          -----------------

          THE PARTIES HERETO AGREE TO WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY OF ANY ISSUES RAISED IN ANY ACTION ALLEGING A BREACH OF THIS AGREEMENT.

8.9       Governing Law and Jurisdiction
          ------------------------------

          THE VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

8.10      Limitation of Liability
          -----------------------

          (a) The parties agree and acknowledge that in the event that Purchaser fails to consummate the Acquisition, Seller's damages would be difficult to calculate, and the amount of the Escrowed Funds constitutes reasonable and appropriate liquidated damages for Purchaser's failure to consummate the Acquisition. Except for actual damages resulting from Purchaser's material breach of Purchaser's obligations under Section 7.6 of this Agreement and Purchaser's failure to consummate a Subsequent Closing pursuant to Section 2.1(d) of this Agreement, the amount of the Escrowed Funds shall constitute the limit of Purchaser's liability under this Agreement.

          (b) In the event that Purchaser  terminates this Agreement pursuant to
          Section 7.1(b),  or the Seller  terminates this Agreement  pursuant to
          Section 7.1(j), Purchaser shall be entitled to payment in an amount equal to Purchaser's reasonable and actual out-of-pocket fees, costs and expenses of its attorney's and other professionals incurred in connection with the transactions contemplated by this Agreement from the date of Seller's execution and delivery of this Agreement through the date on which this Agreement is terminated. Except for actual damages resulting from Seller's material breach of Section 7.6 of this Agreement, the amounts payable by Seller under this subsection 8.10(b) shall constitute the limit of Seller's liability under this Agreement.

          IN WITNESS WHEREOF, the corporate party hereto has caused this Stock Purchase Agreement to be executed in counterparts by its duly authorized officers and its corporate seal to be hereunto affixed and attested by its officers thereunto duly authorized, and the individual party has signed his name, all as of the day and year first above written.

                                    CITIBANK, N.A.



                                      By:_____________________________________
                                           Name:______________________________
                                           Title:_____________________________


                                      ----------------------------------------
                              MARSHALL T. REYNOLDS
c:\agree\citbkmtr.sp9

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